Exhibit (n)(iii) under Form N-1A
                                            Exhibit 99 under Item 601/Reg. S-K



                                  EXHIBIT C
                                    to the
                             Multiple Class Plan
                            VISION GROUP OF FUNDS
                                Class A Shares

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                Fund                         Effective Date of Plan
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     Vision Large Cap Value Fund                November 1, 2000
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    Vision Large Cap Growth Fund                November 1, 2000
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      Vision Mid Cap Stock Fund                 November 1, 2000
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     Vision Large Cap Core Fund                 November 1, 2000
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     Vision Small Cap Stock Fund                November 1, 2000
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  Vision International Equity Fund              November 1, 2000
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  Vision Managed Allocation Fund -               March 1, 2002
          Aggressive Growth
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  Vision Managed Allocation Fund -               March 1, 2002
         Conservative Growth
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  Vision Managed Allocation Fund -               March 1, 2002
                                                        -
           Moderate Growth
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      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class A Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of securities.

     Channel/Target Customers
     Class A Shares are designed for sale to both retail customers of brokers as well as trust customers or institutional customers of financial institutions.

     Sales Load
     Class A Shares are sold with a maximum front-end sales load of 5.50%. In addition, Class A Shares of such Funds purchased in amounts of $1 million or more which are redeemed at any time within the 12-month period beginning on the first day of the calendar month following the month in which such Shares were purchased, will be subject to a 1.00% contingent deferred sales charge.

     Distribution Fees
     Maximum Rule 12b-1 distribution fee: 0.25 of 1% of the average daily net assets of each Fund's Class A Shares. All or any portion of this fee may be waived by the Distributor from time to time.

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.


     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of each Fund's Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class A Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250. Subsequent investments must be in amounts of at least $25, including retirement plans.

     Voting Rights
     Each Class A Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     Distribution Fees are allocated equally among Class A Shares of each Fund.

     Shareholder Service Fees
     Shareholder Service Fees are allocated equally among Class A Shares of each Fund.

3.   Conversion Features

     Class A Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class A Shares of any portfolio may be exchanged for Class A Shares of other Funds of the Trust or certain other Funds distributed by Federated Securities Corp. pursuant to the conditions described in the appropriate prospectus.

            IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.

                                          VISION GROUP OF FUNDS


                                          By:  /s/ Beth S. Broderick
                                             ---------------------------
                                          Name:  Beth S. Broderick
                                          Title:  Vice President
                                          Date:  March 1, 2002

                                               Exhibit (n)(iv) under Form N-1A
                                            Exhibit 99 under Item 601/Reg. S-K



                                  EXHIBIT D
                                    to the
                             Multiple Class Plan
                            VISION GROUP OF FUNDS
                                Class B Shares

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                Fund                         Effective Date of Plan
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      Vision Mid Cap Stock Fund                 November 1, 2000
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    Vision Large Cap Growth Fund                November 1, 2000
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     Vision Large Cap Value Fund                November 1, 2000
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     Vision Large Cap Core Fund                 November 1, 2000
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     Vision Small Cap Stock Fund                November 1, 2000
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  Vision International Equity Fund              November 1, 2000
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  Vision Managed Allocation Fund -               March 1, 2002
          Aggressive Growth
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  Vision Managed Allocation Fund -               March 1, 2002
         Conservative Growth
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  Vision Managed Allocation Fund -               March 1, 2002
           Moderate Growth
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      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Trust ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class B Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class B Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of securities, and who do not want to pay a front-end sales charge.

     Channel/Target Customers
     Class B Shares are designed for sale primarily to retail customers of brokers.

     Sales Load
     Class B Shares of the Funds are sold without a maximum front-end sales load.

     Contingent Deferred Sales Charge
     Class B Shares are subject to a CDSC as described in the Fund's prospectus (maximum of 5.00% in the first year).

     Distribution Fees
     Maximum Rule 12b-1 distribution fee: 0.75 of 1% of the average daily net assets of each Fund's Class B Shares. All or any portion of this fee may be waived by the Distributor from time to time.

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.


     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of each Fund's Class B Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class B Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250.00. Subsequent investments must be in amounts of at least $25, including retirement plans.

     Voting Rights
     Each Class B Share gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the entire Trust for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     Distribution Fees are allocated equally among Class B Shares of each Fund.

     Shareholder Service Fees
     Shareholder Service Fees are allocated equally among Class B Shares of each Fund.

3.   Conversion Features

     Class B Shares automatically convert to Class A Shares eight years after purchase.

4.   Exchange Features

     Class B Shares of any portfolio may be exchanged for Class B Shares of other Funds of the Trust pursuant to the conditions described in the appropriate prospectus.

     IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Trust by their duly-authorized officer(s) as of the date(s) set forth below.

                                          VISION GROUP OF FUNDS


                                          By:  /s/ Beth S. Broderick
                                             ---------------------------
                                          Name:  Beth S. Broderick
                                          Title:  Vice President
                                          Date:  March 1, 2002